                                                                                                                                    Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski
   513/579-7764

Investor - Susan Robinson

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS STRONG FOURTH QUARTER

RESULTS THAT EXCEED EXPECTATIONS

Diluted fourth quarter EPS is $1.10; $1.40 excluding unusual items;

Company expects further improvement in 2010 as My Macy's continues to show results

CINCINNATI, Ohio, Feb. 23, 2010 – Macy's, Inc. today reported improved fourth quarter results that exceeded expectations and represented a strong ending to the fiscal year. In addition, the company provided initial guidance that anticipates further improvement in sales and earnings in 2010.

“Our company initiated unprecedented change in 2009 as we adopted a unified organization structure and rolled out our My Macy's localization strategy amid the worst economic environment in decades. Despite these obstacles, we improved our profitability over the previous year through better-than-expected sales, improved gross margins and reduced expenses. We also continued to generate significant cash flow and ended the year with cash on hand of more than $1.6 billion after reducing debt by more than $950 million in 2010,” said Terry J. Lundgren, chairman, president and chief executive officer of Macy's, Inc.

“The fourth quarter represented a clear-cut improvement in sales trends from earlier in the year, driven by success from My Macy's, a 26.6 percent increase in online sales and a significant rebound at Bloomingdale's. We outperformed most of our major competitors in the all-important holiday season. We believe this momentum will continue in 2010 as we challenge our very talented organization, which is energized and focused, to further improve sales and earnings. While we still see little meaningful near-term improvement in macro-economic conditions, we do believe there is opportunity to gain market share by increasing same-store sales,” Lundgren said.

Earnings were $1.10 per diluted share for the 13-week fourth quarter of 2009, ended Jan. 30, 2010. These results include certain unusual items (described below) that negatively impacted fourth quarter earnings by $186 million or 30 cents per diluted share. Excluding these items, the company earned $1.40 per diluted share in the fourth quarter of 2009. This exceeds the company's most recent guidance for fourth quarter earnings per diluted share of $1.35 to $1.37, excluding restructuring-related costs. Original guidance for 2009 (provided Feb. 2, 2009) was for earnings per diluted share of 40 to 55 cents, excluding restructuring-related costs.

Unusual items in the fourth quarter of 2009 included $71 million ($48 million after tax or 11 cents per share) in costs and expenses associated with division consolidations and localization initiatives announced in February 2009, as well as with five store closings announced in January 2010, and $115 million ($79 million after tax or 19 cents per share) in asset impairment charges related to properties held and used.

Included in fourth quarter earnings is a non-cash credit resulting from the settlement of the company's federal income tax examinations for fiscal years 2006, 2007, and 2008.  The credit, which is primarily attributable to the disposition of former subsidiaries, reduced income tax expense by $21 million and contributed 5 cents per diluted share to fourth quarter earnings. This amount was included in the company's most recent guidance for fiscal 2009.

For the full 52 weeks of fiscal 2009, Macy's, Inc. reported diluted earnings per share of 83 cents per share. Excluding division consolidation and store closing costs of $276 million ($174 million after tax or 41 cents per diluted share) and asset impairment charges of $115 million ($73 million after tax or 17 cents per diluted share), diluted earnings per share were $1.41 for fiscal 2009.

In fiscal 2009, the company recorded $276 million, primarily in cash, in restructuring-related costs and expenses associated with the division consolidation and localization initiatives announced in February 2009 and the store closings announced in January 2010. In addition, non-cash asset impairment charges of $115 million were recorded in the fourth quarter of 2009. Initially, the company estimated $400 million in restructuring-related costs (including $30 million booked in the fourth quarter of 2008).

In the fourth quarter of 2008, Macy's, Inc. lost $11.33 per diluted share. These results included certain unusual items (described below) that negatively impacted fourth quarter earnings by $12.39 per diluted share. Excluding these items, the company earned $1.06 per diluted share in the fourth quarter of 2008.

Unusual items in the fourth quarter of 2008 included $5.382 billion ($5.083 billion after tax or $12.06 per diluted share) in goodwill impairment charge, $58 million ($36 million after tax or 9 cents per diluted share) in costs and expenses associated with division consolidations and localization initiatives announced in February 2008 and February 2009, as well as with costs and expenses associated with 11 store closings announced in January 2009, and $161 million ($102 million after tax or 24 cents per diluted share) in non-cash asset impairment charges related to store properties still in operation, store closings announced in January 2009, acquired private brand tradenames and the company’s investment in The Knot.

For the full 52 weeks of fiscal 2008, Macy's, Inc. reported a loss of $11.40 per diluted share. Excluding goodwill impairment charges of $5.382 billion ($5.083 billion after tax or $12.06 per diluted share), division consolidation and store closing costs of $187 million ($118 million after tax or 28 cents per diluted share) and asset impairment charges of $211 million ($133 million after tax or 32 cents per diluted share), diluted earnings per share were $1.26 for fiscal 2008.

Sales

Sales in the fourth quarter of 2009 totaled $7.849 billion, a decrease of 1.1 percent, compared with sales of $7.934 billion in the same period last year. On a same-store basis, Macy's, Inc.'s fourth quarter sales were down 0.8 percent. This is better than the company's guidance for fourth quarter sales to be down between 1 and 2 percent.

The company's total sales for the 52 weeks of fiscal 2009 totaled $23.489 billion, down 5.6 percent from total sales of $24.892 billion in fiscal 2008. On a same-store basis, Macy's, Inc.'s fiscal 2009 sales were down 5.3 percent. This is better than initial guidance, provided at the beginning of the year, for sales to be down between 6 and 8 percent in 2009.

Online sales (macys.com and bloomingdales.com combined) were up 26.6 percent in the fourth quarter and 19.6 percent for fiscal 2009 compared with the same fiscal 2008 periods. Online sales positively affected the company's same-store sales by 0.7 percentage points in the fourth quarter and 0.6 percentage points in fiscal 2009 as a whole. Online sales are included in the same-store sales calculation for Macy's, Inc.

In fiscal 2009, five new Macy's stores were opened in the Dallas, Fresno, Kansas City, Phoenix and Visalia, CA, markets. In addition, two hurricane-damaged Macy's stores were reopened in the Houston market, and a replacement Macy's store was opened in Nampa, ID. In the fourth quarter of 2009, the company closed five Macy's stores, as announced on Jan. 5, 2010.

Operating Income

Macy's, Inc.'s operating income totaled $874 million or 11.1 percent of sales for the quarter ended Jan. 30, 2010, compared with an operating loss of $4.735 billion or 59.7 percent of sales for the same fiscal 2008 period. Macy's, Inc.'s fourth quarter 2009 operating income included $71 million in division consolidation and store closing costs, as well as $115 million in asset impairment charges. Excluding these costs, operating income for the fourth quarter of 2009 was $1.060 billion or 13.5 percent of sales. Fourth quarter 2008 operating loss included $5.382 billion in goodwill impairment charges, $58 million in division consolidation and store closing costs, as well as $161 million in asset impairment charges. Excluding these costs, operating income for the fourth quarter of 2008 was $866 million or 10.9 percent of sales.

For fiscal 2009, Macy's, Inc.'s operating income totaled $1.063 billion or 4.5 percent of sales, compared with an operating loss of $4.378 billion or 17.6 percent of sales for fiscal 2008. Macy's, Inc.'s fiscal 2009 operating income included $276 million in division consolidation and store closing costs, as well as $115 million in asset impairment charges. Excluding these costs, operating income for fiscal 2009 was $1.454 billion or 6.2 percent of sales. Fiscal 2008 operating loss included $5.382 billion in goodwill impairment charges, $187 million in division consolidation and store closing costs, as well as $211 million in asset impairment charges. Excluding these costs, operating income for 2008 was $1.402 billion or 5.6 percent of sales.

Cash Flow

Net cash provided by operating activities was $1.750 billion in fiscal 2009, compared with $1.866 billion in fiscal 2008. Net cash used by investing activities in fiscal 2009 was $377 million, compared with $792 million in the previous year. Thus, net cash provided before financing activities was $1.373 billion in fiscal 2009, compared with $1.074 billion in fiscal 2008.

Net cash used by financing activities was $1.072 billion in fiscal 2009, compared with $365 million in fiscal 2008. In fiscal 2009, Macy's, Inc. repaid $966 million in debt.

Looking Ahead

While there still is uncertainty in the economic environment, the company is assuming same-store sales growth in the range of 1 percent to 2 percent in fiscal 2010. Guidance for earnings per diluted share in fiscal 2010 is $1.55 to $1.60. Capital expenditures for the year are expected to be approximately $550 million.

            In 2010, the company expects to open a new Bloomingdale's store in Santa Monica, CA, as well as Bloomingdale's Outlet stores in Miami and Sunrise, FL, Paramus, NJ and Woodbridge, VA. In addition, Bloomingdale's opened in February 2010 in Dubai under a license agreement with Al Tayer Insignia, a company of Al Tayer Group LLC.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2009 sales of $23.5 billion. The company operates about 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and bloomingdales.com. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#   #   #

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom). A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Feb. 23) at 11:00 a.m. (ET). Note this is a change from the customary time of the conference call in order to avoid a timing conflict with Target Corporation's quarterly conference call. Macy's, Inc.'s webcast is accessible to the media and general public via the company's Web site at www.macysinc.com. Analysts and investors may call in on 1-877-704-5384, passcode 9746550. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

MACY'S, INC.

Consolidated Statements of Operations (Unaudited)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   January 30, 2010

   January 31, 2009

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$ 7,849		$ 7,934

Cost of sales (Note 1)..............................................	4,577	58.3%	4,812	60.7%

Gross margin...........................................................	3,272	41.7%	3,122	39.3%

Selling, general and administrative expenses..............	(2,212)	(28.2%)	(2,256)	(28.4%)

Division consolidation costs and store closing related costs (Note 2)................................	(71)	(0.9%)	(58)	(0.8%)

Asset impairment charges (Note 3)..........................	(115)	(1.5%)	(161)	(2.0%)

Goodwill impairment charges (Note 4)......................	-	-%	(5,382)	(67.8%)

Operating income (loss)...........................................	874	11.1%	(4,735)	(59.7%)

Interest expense - net.............................................	(139)		(143)

Income (loss) before income taxes...........................	735		(4,878)

Federal, state and local income tax benefit (expense) (Note 5)...............................................	(269)		105

Net income (loss)....................................................	$ 466		$(4,773)

Basic earnings (loss) per share.................................	$ 1.10		$(11.33)

Diluted earnings (loss) per share...............................	$ 1.10		$(11.33)

Average common shares:
Basic.................................................................	422.2		421.4
Diluted...............................................................	424.1		421.4

End of period common shares outstanding..................	421.8		420.1

Depreciation and amortization expense.......................	$ 305		$ 328

MACY'S, INC.

Consolidated Statements of Operations (Unaudited)

Notes:

(1)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 13 weeks ended January 30, 2010 or January 31, 2009.

(2)  For the 13 weeks ended January 30, 2010, includes $65 million of restructuring-related costs and expenses associated with the division consolidations and localization initiatives announced in February 2009, primarily severance and other human resource-related costs, and $6 million of costs and expenses related to the store closings announced in January 2010.  For the 13 weeks ended January 31, 2009, included $17 million of restructuring-related costs and expenses associated with the division consolidations and localization initiatives announced in February 2008, primarily severance and other human resource-related costs, $30 million of severance costs associated with the division consolidations and localization initiatives announced in February 2009, and $11 million of costs and expenses related to the store closings announced in January 2009.  For the 13 weeks ended January 30, 2010 and January 31, 2009, these costs amounted to $.11 and $.09 per diluted share, respectively.

(3) For the 13 weeks ended January 30, 2010, includes $115 million of asset impairment charges related to properties held and used, $10 million of which is related to the store closings announced in January 2010.  For the 13 weeks ended January 31, 2009, included $96 million of asset impairment charges related to properties held and used, $40 million of asset impairment charges related to the store closings announced in January 2009, $13 million of asset impairment charges associated with acquired indefinite lived private brand tradenames and $12 million of asset impairment charges associated with the Company's investment in The Knot.  For the 13 weeks ended January 30, 2010 and January 31, 2009, these non-cash costs amounted to $.19 and $.24 per diluted share, respectively.

(4)  Represents a pre-tax goodwill impairment charge of $5,382 million, $5,083 million after income taxes, or $12.06 per diluted share, based on results of the goodwill impairment testing as of January 31, 2009.  The first step of the goodwill impairment test involved estimating the fair value of each of the Company's reporting units based on its estimated discounted cash flows and comparing the estimated fair value of each reporting unit to its carrying value.  The second step of the goodwill impairment test required the Company to allocate the estimated fair value of each of its reporting units to the estimated fair value of the reporting unit's net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the impact of non-deductible goodwill impairment charges, the effect of state and local taxes and the settlement of various tax issues and tax examinations.  Income tax expense for the 13 weeks ended January 30, 2010 reflects approximately $21 million, or $.05 per diluted share, of tax benefits related to the settlement of federal income tax examinations, primarily attributable to the disposition of former subsidiaries.

MACY'S, INC.

Consolidated Statements of Operations (Unaudited)

(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		52 Weeks Ended

   January 30, 2010

   January 31, 2009

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$23,489		$24,892

Cost of sales (Note 1).............................................	13,973	59.5%	15,009	60.3%

Gross margin...........................................................	9,516	40.5%	9,883	39.7%

Selling, general and administrative expenses...............	(8,062)	(34.3%)	(8,481)	(34.1%)

Division consolidation costs and store closing related costs (Note 2).................................	(276)	(1.2%)	(187)	(0.8%)

Asset impairment charges (Note 3)...........................	(115)	(0.5%)	(211)	(0.8%)

Goodwill impairment charges (Note 4).......................	-	-%	(5,382)	(21.6%)

Operating income (loss)............................................	1,063	4.5%	(4,378)	(17.6%)

Interest expense - net...............................................	(556)		(560)

Income (loss) before income taxes............................	507		(4,938)

Federal, state and local income tax benefit (expense) (Note 5).........................	(157)		135

Net income (loss)..................................................	$ 350		$(4,803)

Basic earnings (loss) per share...............................	$ .83		$(11.40)

Diluted earnings (loss) per share.............................	$ .83		$(11.40)

Average common shares:
Basic..............................................................	421.7		421.2
Diluted............................................................	423.2		421.2

End of period common shares outstanding...............	421.8		420.1

Depreciation and amortization expense...................	$ 1,210		$ 1,278

MACY'S, INC.

Consolidated Statements of Operations (Unaudited)

Notes:

(1)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 52 weeks ended January 30, 2010 or January 31, 2009.

(2) For the 52 weeks ended January 30, 2010, includes $270 million of restructuring-related costs and expenses associated with the division consolidations and localization initiatives announced in February 2009, primarily severance and other human resource-related costs, and $6 million of costs and expenses related to the store closings announced in January 2010.  For the 52 weeks ended January 31, 2009, included $146 million of restructuring-related costs and expenses associated with the division consolidations and localization initiatives announced in February 2008, primarily severance and other human resource-related costs, $30 million of severance costs associated with the division consolidations and localization initiatives announced in February 2009, and $11 million of costs and expenses related to the store closings announced in January 2009.  For the 52 weeks ended January 30, 2010 and January 31, 2009, these costs amounted to $.41 and $.28 per diluted share, respectively.

(3) For the 52 weeks ended January 30, 2010, includes $115 million of asset impairment charges related to properties held and used, $10 million of which is related to the store closings announced in January 2010.  For the 52 weeks ended January 31, 2009, included $96 million of asset impairment charges related to properties held and used, $40 million of asset impairment charges related to the store closings announced in January 2009, $63 million of asset impairment charges associated with acquired indefinite lived private brand tradenames and $12 million of asset impairment charges associated with the Company's investment in The Knot.  For the 52 weeks ended January 30, 2010 and January 31, 2009, these non-cash costs amounted to $.17 and $.32 per diluted share, respectively.

(4)  Represents a pre-tax goodwill impairment charge of $5,382 million, $5,083 million after income taxes, or $12.06 per diluted share, based on results of the goodwill impairment testing as of January 31, 2009.  The first step of the goodwill impairment test involved estimating the fair value of each of the Company’s reporting units based on its estimated discounted cash flows and comparing the estimated fair value of each reporting unit to its carrying value.  The second step of the goodwill impairment test required the Company to allocate the estimated fair value of each of its reporting units to the estimated fair value of the reporting unit’s net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the impact of non-deductible goodwill impairment charges, the effect of state and local taxes and the settlement of various tax issues and tax examinations.  Income tax expense for the 52 weeks ended January 30, 2010 reflects approximately $21 million, or $.05 per diluted share, of tax benefits related to the settlement of federal income tax examinations, primarily attributable to the disposition of former subsidiaries

MACY'S, INC.

Consolidated Balance Sheets  (Unaudited)

(millions)

	January 30,	January 31,
	2010	2009
ASSETS:
Current Assets:
Cash and cash equivalents........................................	$ 1,686	$ 1,385
Receivables.............................................................	358	360
Merchandise inventories...........................................	4,615	4,769
Supplies and prepaid expenses..................................	223	226
Total Current Assets.............................................	6,882	6,740

Property and Equipment - net.......................................	9,507	10,442
Goodwill.....................................................................	3,743	3,743
Other Intangible Assets - net.......................................	678	719
Other Assets..............................................................	490	501

Total Assets.........................................................	$21,300	$22,145

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt.......................................................	$ 242	$ 966
Merchandise accounts payable.................................	1,312	1,282
Accounts payable and accrued liabilities....................	2,626	2,628
Income taxes...........................................................	68	28
Deferred income taxes.............................................	206	222
Total Current Liabilities.........................................	4,454	5,126

Long-Term Debt........................................................	8,456	8,733
Deferred Income Taxes.............................................	1,068	1,119
Other Liabilities.........................................................	2,621	2,521
Shareholders' Equity.................................................	4,701	4,646

Total Liabilities and Shareholders' Equity..............	$21,300	$22,145

Note:  Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

January 30, 2010

52 Weeks Ended

January 31, 2009

Cash flows from operating activities:
Net income (loss).........................................................	$ 350	$(4,803)
Adjustments to reconcile net income to net cash provided by operating activities:
Division consolidation costs.....................................	276	187
Asset impairment charges.......................................	115	211
Goodwill impairment charges...................................	-	5,382
Depreciation and amortization..................................	1,210	1,278
Stock-based compensation expense..........................	76	43
Amortization of financing costs and premium on acquired debt.......................................................	(23)	(27)
Changes in assets and liabilities:
(Increase) decrease in receivables.......................	7	(1)
Decrease in merchandise inventories...................	154	291
(Increase) decrease in supplies and prepaid expenses..	3	(7)
(Increase) decrease in other assets not separately identified.................................	(15)	1
Increase (decrease) in merchandise accounts payable.	29	(90)
Decrease in accounts payable and accrued liabilities not separately identified....................	(201)	(227)
Increase (decrease) in current income taxes.........	40	(146)
Increase (decrease) in deferred income taxes.......	96	(291)
Increase (decrease) in other liabilities not separately identified....................................	(367)	65
Net cash provided by operating activities.............	1,750	1,866

Cash flows from investing activities:
Purchase of property and equipment..............................	(355)	(761)
Capitalized software.....................................................	(105)	(136)
Proceeds from hurricane insurance claims.....................	26	68
Disposition of property and equipment...........................	60	38
Other, net	(3)	(1)
Net cash used by investing activities..................	(377)	(792)

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

January 30, 2010

52 Weeks Ended

January 31, 2009

Cash flows from financing activities:
Debt issued....................................................................	-	650
Financing costs...............................................................	-	(18)
Debt repaid....................................................................	(966)	(666)
Dividends paid................................................................ Decrease in outstanding checks.......................................	(84) (29)	(221) (116)
Acquisition of treasury stock............................................	(1)	(1)
Issuance of common stock...............................................	8	7
Net cash used by financing activities.....................	(1,072)	(365)

Net increase in cash and cash equivalents............................	301	709
Cash and cash equivalents at beginning of period..................	1,385	676

Cash and cash equivalents at end of period...........................	$ 1,686	$ 1,385

Note:  Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.